Exhibit 10.47
AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS
(CALIFORNIA)
by and between
QUALITY PROPERTIES ASSET MANAGEMENT
COMPANY
as Seller,
and
TNP ACQUISITIONS, LLC
as Buyer,
relating to
Retail Shopping Center and Related Improvements
San Jacinto, California
OREO# 31174343
dated as of
July 9, 2010

AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS
     This Agreement of Purchase and Sale and Joint Escrow Instructions (“Agreement”) is made and entered into as of July 9,2010, by and between QUALITY PROPERTIES ASSET MANAGEMENT COMPANY, an Illinois corporation (“Seller”) and TNP ACQUISTIONS, LLC, a Delaware limited liability company (“Buyer”).
     Buyer and Seller agree as follows:
1.	Definitions: For the purposes of this Agreement the following terms will be defined as follows:
          (a) “Actual Knowledge of Seller” shall mean and refer to, and shall he limited to, the current actual knowledge of Colin Bagwell, without having conducted or being under any obligation to conduct any independent inquiry or inspection.
          (b) “Broker” or “Brokers” shall mean and refer to Grubb & Ellis (Michelle Schierberl which represents Seller in this transaction.
          (c) “Closing Date” shall mean and refer to, and shall be, that date which is three (3) days after the end of the Due Diligence Period, but in no event later than July 31, 2010, and is the date on which the Closing/Close of Escrow shall occur.
          (d) “Closing” and “Close of Escrow” shall mean and refer to the consummation of the transaction described in this Agreement, and will be deemed to have occurred on that date when the Grant Deed is recorded in the official records of the county in which the Property is located. Closing and Close of Escrow are terms used interchangeably in this Agreement.
          (e) “Deposit” shall mean and refer to the sum of One Hundred Thousand Dollars ($100,000.00), which shall be delivered by Buyer to Escrow Holder in the Immediately Available Funds, as a condition to the Opening of Escrow, for Seller’s benefit, all as more particularly set forth below in sub-section 3.1.
          (f) “Due Diligence Period” shall mean and refer to the period beginning on the “Effective Date”, as defined below, and ending at 5:00 p.m. Pacific Time on the earlier to occur of (i) that date which is fifteen (15) days following the Effective Date, during which Buyer will undertake and have completed its due diligence as described in Section 9.
          (g) “Effective Date” shall mean and refer to the date of the mutual execution of this Agreement.
          (h) “Environmental Audit” shall have the meaning given thereto in Section 19 hereof.
          (i) “Environmental Law” shall have the meaning given thereto in Section 19 hereof.
          (j) “Environmental Reports” shall mean that certain Phase I Environmental Assessment, dated September 28, 2009, and prepared by Property Solutions, Inc., and denominated Bank of America Project No. 09-009749-ENV01-001, and that certain Limited Phase II Environmental Site

Assessment, dated December 15, 2009 and prepared by ENERCON, and denominated ENERCON Project No. BOAATL260, with respect to the Property.
          (k) “Escrow” shall have the meaning given thereto in Section 4 hereof.
          (l) “Escrow Holder” shall mean and refer to, and shall be:
First American Title Insurance Company
5 First American Way
Santa Ana, CA 92707
Phone (714) 250-8394
           (877) 372-0261
Attn: Ryan Hahn, CSEO
           Certified Senior Escrow Officer
Email: rhahn@firstam.com
Order No. NCS 420820-SA1
          (m) “Exhibits” shall mean and refer to, collectively, the following, each of which is attached hereto and incorporated herein by this reference:

Exhibit A —	Legal Description
Exhibit B —	Form of Deed
Exhibit C —	Bill of Sale
Exhibit D —	FIRPTA Affidavit
Exhibit E —	Disclosures
Exhibit F	Assignment of Leases and Rental Agreements
          (n) “FIRPTA Certificate” shall have the meaning given thereto in Section 6 hereof.
          (o) “Grant Deed” shall have the meaning given thereto in Section 6 hereof.
          (p) “Hazardous Substance” shall have the meaning given thereto in Section 19 hereof.
          (q) “Improvements” shall mean and refer to any and all improvements and fixtures comprising part of the Real Property, including without limitation the retail shopping center constructed thereon, and containing retail space and parking space, and all common areas, hardscape, and landscape areas in and around the building and related improvements.
          (r) “Notices” will be sent as follows to:

Seller:	QUALITY PROPERTIES ASSET MANAGEMENT
COMPANY
c/o Bank of America, N.A.
600 Anton Blvd., Suite 100
Costa Mesa, CA 92626
Attn: Colin Bagwell
Phone: (714) 327-4556
Email: colin.bagwell@bankofamerica.com

with a copy to:	QUALITY PROPERTIES ASSET MANAGEMENT
COMPANY
c/o Bank of America, N.A.
Legal Department
555 S. Flower St., 8th Floor
Los Angeles, CA 90071
Attn: Kenneth W. Swenson, Esq.
Facsimile: (213) 345-1181

With a copy to:	SNELL & WILMER L.L.P.
600 Anton Blvd, Suite 1400
Costa Mesa, CA 92626-7689
Attn : Steven A. McHolm
Phone: (714) 427-7004
Facsimile: (714) 427-7799
Email: smcholm@swlaw.com

Buyer:	TNP ACQUISITIONS, LLC
C/O Thompson National Properties, LLC
1900 Main Street, 7th Floor
Irvine, CA 92614
Phone: (949) 833-8252
Facsimile: (949) 252-0212
Email : scorea@tnpre.com

with a copy to:	GREGORY KAPLAN, PLC
7 East Second Street
Richmond, VA 23224
Attn: Joseph J. McQuade
Phone: (804) 916-9027
Facsimile: (804) 916-9127
Email: imequade@gregkaplaw.com

Escrow Holder:	at the address specified in the definition
          (t) “Opening of Escrow” shall have the meaning given thereto in Section 4 hereof.
          (u) “Permitted Exceptions” shall have the meaning given thereto in Section 7 hereof.
          (v) “Property” shall mean and refer to, collectively, (i) the Real Property, (ii) the Improvements, (iii) the Personal Property, and (iv) all membership interests and any other right, title or interest of Seller in or to any HOA or other owners association.
     Notwithstanding anything to the contrary herein, the Property purchased docs not include (i) any refunds of taxes, assessments, bonds or development, utility or other deposits which were paid by

Seller or Seller’s predecessor in interest, or paid on behalf of Seller’s predecessor in interest by its lender, the Seller’s predecessor’s principals, or another third party (collectively, “Paying Parties”), prior to the Closing Date, or of insurance premiums paid by any Paying Party and attributable to the period prior to the Closing Date (without regard to when such refunds or payments are received), (ii) condemnation or other awards which represent payments for losses relating to the Property and incurred prior to the Closing Date (other than amounts to be credited to Buyer or paid to Buyer pursuant to Section 13 of this Agreement), (iii) any claims of Seller existing as of the Closing Date against Tenants for delinquent rents. to the extent not subsequently paid or credited to Seller, and (iv) claims of Seller made pursuant to or arising in connection with any litigation matters set forth on Exhibit E attached hereto (the “Litigation Claims”).
     In the event that at any time Seller has initiated a challenge to a real property tax appraisal (whether by appeal or otherwise), real property taxes or assessment paid or claimed to he due, or any similar matter where the matter at issue relates to a period prior to the Close of Escrow, or partly before and partly after the Close of Escrow, as a matter of agreement between the parties which shall survive the close of escrow, and with which Escrow Holder is not to be concerned, Buyer agrees to cooperate with Seller in such matter, and specifically agrees that if the prosecution of the appeal or similar matter extends beyond the Close of Escrow, Seller shall continue to be the lead party, and Buyer will not interfere with such matters, and shall continue to allow Seller’s consultants in such matters, including without limitation Paradigm Tax Group, to prosecute the appeal or other matter on behalf of Seller, and if relevant, Buyer.
          (w) “Purchase Price” for the Property is and shall be the sum of Seven Million Eighty Eight Thousand U.S. Dollars (US $7,088,000.00).
          (x) “Real Property” shall mean and refer to that certain real property, commonly known as San Jacinto Esplanade, 2181-2291 West Esplanade, in the City of San Jacinto, in the County of Riverside, State of California, consisting a retail shopping center and other Improvements, legally described in Exhibit A attached hereto.
          (z) “Seller Party/Parties” shall have the meaning given thereto in Section 10.2 hereof.

(aa)	“Title Company” shall mean and refer to, and shall be,
First American Title Insurance Company
5 First American Way
Santa Ana, CA 92707
Attn: Bob Loera, Title Officer:
Phone: (714) 250-8352
Fax No.: (714) 481-2308
E-Mail : rloera@firstam.com
Order No. NCS 420820-SA1

(bb)	“Title Policy” shall have the meaning given thereto in Section 11 hereof.

(cc)	“Title Report” shall have the meaning given thereto in Section 7 hereof.
2. Purchase and Sale: Upon and subject to the terms and conditions set forth in this Agreement, Seller agrees to sell to Buyer and Buyer agrees to buy from Seller the Property, together with all casements, hereditaments, entitlements (to the extent transferable) and appurtenances thereto. In consideration of Seller’s sale of the Property to Buyer, Buyer will pay to Seller the Purchase Price at the Closing, and (b) perform all of Buyer’s other obligations hereunder, which will include the various indemnities set forth herein whether or not the Closing occurs hereunder. The Closing shall occur on the Closing Date.
3. Purchase Price: The Purchase Price for the Property will be paid as follows:
     3.1 Deposit. Within three (3) days of the execution by Buyer and Seller of an original or an originally executed counterpart of this Agreement, and as a condition to the effectiveness of this Agreement, Buyer shall deposit with Escrow Holder, in cash, by certified or bank cashier’s check made payable to Escrow Holder, or by a confirmed wire transfer of funds (hereinafter referred to as “Immediately Available Funds”), the Deposit. Except in the event or Seller’s default caused by its failure to convey the Property in accordance with this Agreement, or damage to the Property due to casualty sufficient to entitle Buyer to terminate n accordance with Paragraph 17, below, the Deposit shall be deemed earned by Seller upon such deposit, as compensation for its time and expenses in preparing for and negotiating this transaction. and providing Buyer with a limited period of exclusive negotiation and time to complete the purchase of the Property. Accordingly, Escrow Holder shall immediately distribute the Deposit to Seller, without need for further instructions. Following such distribution, Escrow Holder shall not be concerned with the Deposit except to debit and credit the parties appropriately at the time of the Closing. When it is earned, the Deposit, shall be nonrefundable to Buyer at all times. In the event that Buyer has elected to proceed with this transaction, the Deposit shall be applicable to the Purchase Price upon the Close of Escrow. In the event Buyer elects, or is deemed to have elected, to proceed with the Escrow, but then fails to Close the Escrow for any reason other than Seller’s default, the Deposit shall constitute “Liquidated Damages” as provided in and subject to the provisions of subparagraph 24.2, below.
     At any time following the third (3rd) day after Seller has deposited a signed counterpart of this Agreement into Escrow, if Buyer has likewise not deposited a signed counterpart of this Agreement and the Deposit into Escrow, Seller shall have the right, in its sale and absolute discretion, to withdraw its documents from Escrow and no contract shall have been formed. Neither Seller’s execution of this Agreement, nor its delivery of same to Escrow Holder shall be deemed to be an offer to Buyer to deal on the terms set forth herein, and no contract shall be formed unless and until both parties have deposit duly executed and unconditionally delivered originals or original counterparts of this Agreement into Escrow. In the event that Buyer has not made the Deposit in a timely manner, Seller shall have the right to terminate this Agreement by given written notice of its election to do so to Buyer and Escrow Holder.
     3.2 Cash Balance. No later than two (2) business days prior to the Closing Date, Buyer will deposit into the Escrow the balance of the Purchase Price due as of, and as a condition to, the Closing by confirmed wire transfer of Immediately Available Funds, together with Buyer’s share of closing costs and prorations.
4. Escrow: For purposes of this Agreement, as between the parties, the Escrow shall be deemed opened on the date Escrow Holder shall have received the Deposit from Buyer and a fully executed original or originally executed counterparts or this Agreement from Seller and Buyer (the “Opening of Escrow”). Escrow Holder shall notify Buyer and Seller, in writing, of the date Escrow is opened. The purchase and sale of the Property will be completed through the Escrow. Buyer and Seller agree to execute any additional instructions reasonably required by the Escrow Holder. If there is a conflict between any printed escrow instructions and this Agreement, the terms of this Agreement will govern.
5. Cancellation Fees and Expenses: If the Closing does not occur at the time and in the manner provided in this Agreement because of the default of one of the parties, the non-defaulting party has the right to cancel the Escrow by written notice to the defaulting party and to the Escrow Holder. All costs of cancellation, if any, will be paid by the defaulting party.
6. Deliveries to Escrow Holder:
     6.1 By Seller. On or prior to the Closing Date, Seller will deliver or cause to be delivered to Escrow Holder the following items:
          (a) A Grant Deed (“Grant Deed”), in the form attached to this Agreement as Exhibit B, duly executed and acknowledged by Seller and in recordable form.
          (b) A Bill of Sale in the form attached to this Agreement as Exhibit C, duly executed by Seller.
          (c) A Transferor’s Certificate of Non-Foreign Status attached to this Agreement as Exhibit D (“FIRPTA Certificate”) duly executed by Seller.
          (d) A duly executed California Form 593C.
          (e) An Assignment and Assumption of Leases and Rental Agreements, in the form of Exhibit F duly executed by Seller.
          (f) An Owner’s Affidavit and such other documents as are customarily required by title companies.
     6.2 By Buyer. On or prior to the Closing Date (or such other date as is specifically provided for in this Agreement), Buyer will deliver or cause to be delivered to Escrow Holder the following items:
          (a) The balance of the Purchase Price in accordance with Section 3.

          (b) The Grant Deed, acknowledged by Buyer.
          (c) The amount due Seller after the closing costs and prorations are allocated and computed in accordance with Sections 12 and 13.
          (d) Such corporate resolutions, certificates of good standing and/or other corporate or partnership documents, and documents concerning compliance with Section 25.2 below, as are reasonably required in connection with this transaction.
          (e) An Assignment and Assumption of Leases and Rental Agreements, in the form of Exhibit F, duly executed by Buyer.
     6.3 By Buyer and Seller. Buyer and Seller will each deposit such other documents and instruments, and do such other and further things, as are consistent with this Agreement and reasonably required, by Escrow Holder or otherwise, to Close Escrow. In addition, Seller and Buyer hereby designate Escrow Holder as the “Reporting Person” for the transaction pursuant to Section 6045(e) of the Internal Revenue Code.
7. Condition of Title: At the Close of Escrow, fee simple title to the Property will be conveyed to Buyer by Seller by Grant Deed, subject only to the following matters (“Permitted Exceptions”):
          (a) a lien for real property taxes and assessments not then delinquent;
          (b) matters of title respecting the Property shown in the Preliminary Title Report dated December 3, 2009, prepared by the Title Company under Order No. NCS 420820-SA 1 (“Title Report”);
          (c) matters affecting the condition of title to the Property created by or with the written consent of Buyer; and
          (d) any matters which would be shown by an inspection or a survey of the Property or by inquiry of persons in possession of the Property.
The parties agree that (i) except as specifically provided in the Grant Deed, Seller makes no express or implied warranties regarding the condition of title to the Property, and (ii) Buyer shall rely solely on the Title Policy for protection against any title defects.
8. Conditions to the Close of Escrow:
     8.1 Condition, Precedent to Buyer’s Obligations. As indicated below, the following conditions either have been satisfied, or must be satisfied not later than the Closing Date or such other period of time as may be specified below:
          8.1.1 Title. Seller has furnished or will cause to be furnished to Buyer the Title Report, together with copies of the documents described in such Report. During the Due Diligence Period, Buyer shall have the right to examine the Title Report and such documents, and to satisfy itself concerning the condition of title to the Property and Buyer’s ability to make arrangements with the Title Company to obtain such commitments and assurances from the Title Company as Buyer deems necessary concerning the Title

Company’s readiness to issue the Title Policy in a condition satisfactory to Buyer, effective upon the Closing. If Buyer is not satisfied with the condition of title or has not made such arrangements with Title Company as it deems necessary, Buyer shall have the right to terminate the Escrow and this Agreement by giving written Notice of same to Seller and Escrow Holder prior to the expiration of the Due Diligence Period, in which event it shall receive a return of the Deposit and any interest accrued thereon. Buyer’s failure to give such Notice shall be deemed to be Buyer’s approval of the condition of title and waiver of such contingency and condition.
          8.1.2 Inspections and Studies. Buyer will have approved the results of any and all inspections, investigations, tests and studies that Buyer may have elected to make or obtain within the Due Diligence Period. Buyer will pay for all such inspections, tests and studies. In the event this Agreement is terminated prior to Closing, Buyer will give copies of all inspections, investigations, tests or studies to Seller. Buyer acknowledges that if Buyer elects or is deemed to have elected to proceed to Close, Buyer is willing to accept the condition of the Property and all matters relating to the Property as referenced in Section 9.1.
          8.1.4 Representations, Warranties and Covenants of Seller. Seller will have duly performed each and every agreement to be performed by Seller hereunder and, subject to the provisions of Section 9.1. Seller’s express representations and warranties set forth in this Agreement will be true and correct as of the Closing Date.
          8.1.5 Seller’s Deliveries. Seller will have delivered the items described in Section 6.1.
          8.1.6 Title Insurance. As of the Close of Escrow, the Title Company will issue or have committed to issue to Buyer the Title Policy described in Section 11.
The conditions set forth in this Section 8.1 are solely for the benefit of Buyer and may be waived only by Buyer. At all times Buyer has the right to waive any condition. Except as otherwise expressly provided in this Agreement, such waiver or waivers must be in writing and directed to Seller. If any conditions are not satisfied or waived on or before the end of the Due Diligence Period, or the Closing Date, as applicable in accordance with the terms hereof, Seller will not be deemed to be in default hereof, and Buyer’s sale remedy will be to terminate this Agreement together with any interest accrued thereon.
     8.2 Conditions Precedent to Seller’s Obligations. The Close of Escrow and Seller’s obligations with respect to this transaction are subject to the following conditions precedent: (a) Buyer’s delivery to Escrow Holder on or before the Closing Date, of the Purchase Price and the other items described in Section 6.2, and (b) Buyer having duly performed each and every agreement to be performed by Buyer hereunder, and Buyer’s representations, warranties and covenants set forth in this Agreement, continuing to be true and correct as of the Closing Date. The conditions set forth in this Section 8.2 are solely for the benefit of Seller and may be waived only by Seller, with such waiver to be in writing to Buyer.
9. Due Diligence Period:
     9.1 Matters Reviewed. Buyer shall have the opportunity to review and to approve or disapprove each and all of the following matters prior to the end of the Due Diligence Period:
          (a) The physical condition of the Property, including without limitation:
               (i) soil, seismic (including whether or not the Property is situated in a Special Study Zone as designated under the Alquist-Priolo Special Earthquake Studies Zone Act, which may subject construction or development of the Property to the findings of an acceptable geologic report), hydrological, geological and topographical conditions,
               (ii) the availability of adequate utilities and public access,
               (iii) the status and nature of any existing or proposed assessment districts and the amount of any assessment liability,
               (iv) the character and amount of any fee or charge which may be imposed in connection with the development of the Property,
               (v) whether or not the Property is located in a Special Flood Hazard Area,
               (vi) the status of the Property with respect to asbestos and other hazardous and toxic materials:
               (vii) all matters disclosed by any environmental report Buyer may elect to obtain;
               (viii) compliance of the Property with all applicable laws, including Environmental Laws (defined below), and
               (ix) any HOA Documents (as defined in Exhibit E) and the other documents, items and disclosures described and set forth on Exhibit E or the Title Report.
          (b) Applicable government ordinances, rules and regulations and evidence of compliance therewith, including without limitation zoning, entitlement, and building regulations.
          (c) All private restrictions applicable to the Property, including without limitation, declarations of covenants, conditions and restrictions, reciprocal casement and operating agreements, architectural restrictions and owners’ association governing documents.
          (d) All licenses, permits, subdivision maps and conditions, improvement agreements, bonds, development agreements, and any and all other governmental approvals and/or authorizations relating to the Property.
          (e) Leases, agreements (including rental agreements), contracts, documents, instruments, reports, surveys, rent roll, books and records relating to the Property.
          (f) Any and all other matters concerning the current and future use, feasibility or value, or governmental permissions or entitlements pertaining to the Property, or any other matter or circumstance relevant to Buyer in its discretion concerning the Property and its marketability.
In the event that Buyer wishes to disapprove any of the matters described in Section 9.1, it shall do so by providing written Notice to Seller and Escrow Holder, to be received by them prior to the end of the Due Diligence Period. Buyer’s failure to deliver such a notice in a strictly timely manner shall be deemed to constitute approval by Buyer of all such matters, and the Deposit shall then be non-refundable, and Buyer shall be obligated to proceed to Close the Escrow.

     9.2 Delivery of Copies. Seller has made available to Buyer for inspecting, and Buyer has approved, copies of all of the items described or enumerated on Exhibit E, except:
          (a) the contents of any loan files maintained by Seller or any affiliate of Seller pertaining to the financial condition of Seller’s borrower or any guarantor of such obligation:
          (b) appraisals: and
          (c) information which is privileged, confidential or proprietary, including, but not limited to: internal memoranda, analyses and business plans; financial information; and correspondence and other materials to or from Seller’s attorneys, Seller’s affiliates and potential third party buyers.
Buyer expressly agrees that copies of all such documents and information Seller has or will furnish to Buyer arc provided solely as a courtesy, for informational purposes only and without representation or warranty, express or implied, as to the accuracy or completeness of the contents of such materials or the information provided. Buyer acknowledges that Seller did not prepare any of the documents and is not the original source of any of the information, and is not, and has never been, the developer of the Property or the project of which it is a part. Buyer covenants and agrees that it will not rely on such documents and information and has conducted its own due diligence on all matters referred to in such documents and information, and otherwise relating to the Property, and in any manner of any concern or interest to Buyer with respect to the Property.
     9.3 Transaction Timing; Waiver of Disclosures. Buyer represents, warrants and acknowledges to Seller, without limiting all other representations, warranties and acknowledgements made by Buyer under this Agreement, that (a) Buyer is a sophisticated investor in real property assets of a nature similar to the Property, (b) Buyer is capable of determining, if it elects, or is deemed to have elected to proceed with this transaction and Close the Escrow, that the Property is appropriate for Buyer’s needs and objectives and that the amount of due diligence conducted by Buyer is entirely sufficient for Buyer’s purposes, and (c) Buyer hereby waives any and all disclosures that Seller would be obligated to make but that Seller did not make to Buyer Due to the short transaction schedule.
10. Property “As-Is”:
     10.1 NO SIDE AGREEMENTS OR REPRESENTATIONS; AS-IS PURCHASE. BUYER REPRESENTS, WARRANTS AND COVENANTS TO SELLER THAT BUYER HAS, DURING THE DUE DILIGENCE PERIOD, INDEPENDENTLY AND PERSONALLY INSPECTED THE PROPERTY AND IMPROVEMENTS, IF ANY, AND THAT BUYER HAS ENTERED INTO THIS AGREEMENT BASED UPON ITS RIGHTS TO HAVE MADE, AND HAVING MADE, SUCH PERSONAL EXAMINATION AND INSPECTION. BUYER AGREES THAT BUYER WILL ACCEPT THE PROPERTY, IN ITS THEN EXISTING CONDITION AS-IS AND WITH ALL ITS FAULTS. INCLUDING WITHOUT LIMITATION, ANY FAULTS AND CONDITIONS SPECIFICALLY REFERENCED IN THIS AGREEMENT. NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF, BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO:
          (I) THE VALUE OF THE PROPERTY;

          (II) THE INCOME TO BE DERIVED FROM THE PROPERTY;
          (III) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, INCLUDING ANY DEVELOPMENT OF THE PROPERTY;
          (IV) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY;
          (V) THE MANNER,QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY;
          (VI) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, INCLUDING THE SOIL COMPACTION AND ANY GRADING OF THE PROPERTY;
          (VII) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL OR QUASI-GOVERNMENTAL AUTHORITY, AGENCY OR BODY;
          (VIII) THE MANNER, CONDITION OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY OR RELATED TO IT;
          (IX) COMPLIANCE WITH ANY FEDERAL, STATE, OR LOCAL ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS, INCLUDING BUT NOT LIMITED TO, THE ENDANGERED SPECIES ACT, TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990 OR ANY OTHER LAW, RULE OR REGULATION GOVERNING ACCESS BY DISABLED PERSONS, CALIFORNIA. HEALTH & SAFETY CODE, THE FEDERAL WATER POLLUTION CONTROL ACT, THE FEDERAL RESOURCE CONSERVATION AND RECOVERY ACT, THE US ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261 , THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, THE RESOURCES CONSERVATION AND RECOVERY ACT OF 1976, THE CLEAN WATER ACT, THE SAFE DRINKING WATER ACT, THE HAZARDOUS MATERIALS TRANSPORTATION ACT, THE TOXIC SUBSTANCE CONTROL ACT, AND REGULATIONS PROMULGATED UNDER ANY OF THE FOREGOING;
          (X) THE PRESENCE OR ABSENCE OR FORMER PRESENCE OF HAZARDOUS MATERIALS AT, ON, UNDER, ABOUT OR ADJACENT TO THE PROPERTY;
          (XI) THE CONTENT, COMPLETENESS OR ACCURACY OF THE DUE DILIGENCE MATERIALS, INCLUDING ANY INFORMATIONAL PACKAGE, COST TO COMPLETE ESTIMATE OR OTHER MATERIALS PREPARED BY SELLER, IF ANY;
          (XII) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAYBE PROVIDED TO BUYER;

          (XIII) THE CONFORMITY OF THE PROPERTY TO PAST, CURRENT OR FUTURE APPLICABLE ZONING OR BUILDING REQUIREMENTS;
          (XIV) DEFICIENCY OF ANY UNDERSHORING;
          (XV) DEFICIENCY OF ANY DRAINAGE;
          (XVI) THE FACT THAT ALL OR A PORTION OF THE PROPERTY MAY BE LOCATED ON OR NEAR AN EARTHQUAKE FAULT LINE OR LOCATED IN AN ALQUIST-PRIOLO SPECIAL STUDY ZONE;
          (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY,
          (XVIII) THE AVAILABILITY OF ANY FORM OF UTILITIES OR SERVICES TO THE PROPERTY, INCLUDING WATER, ELECTRICITY, STORM DRAINS, SEWERS, OR ANY OTHERS,
          (XIX) COMPLIANCE WITH ANY PRESENT OR FUTURE LAWS, RULES OR REGULATIONS CONCERNING AIR QUALITY OR GLOBAL WARMING OR SIMILAR ENVIRONMENTAL CONDITIONS WHETHER DIRECTLY OR INDIRECTLY RELATED TO THE PROPERTY, OR
          (XX) THE POSSIBILITY THAT THE PROPERTY IS OR EVER COULD BE A CONDOMINIUM, PLANNED UNIT DEVELOPMENT, FRACTIONAL INTEREST, TIME INTERVAL OWNERSHIP OR OTHER SIMILAR PROJECT OR DEVELOPMENT, INCLUDING THE LEGAL STATUS OR OTHER MEANING OF ANY CONDOMINIUM MAP FILED OR APPLIED FOR OR OTHERWISE EXISTING WITH RESPECT TO THE PROPERY OR ANY PORTION THEREOF, OR THE LEGAL STATUS OR PRACTICAL OR ECONOMIC FEASIBILITY OF, OR OTHER FACT OR FACTOR OR CONDITION CONCERNING, THE PRESENT STATUS OF, OR THE PRESENT OR FUTURE ABILITY OR POSSIBILITY OR LIKLIHOOD OF, THE PROPERTY OR ANY PART THEREOF, BEING OR BECOMING OR BEING LEGALLY TREATED AS A CONDOMINIUM, PLANNED UNIT DEVELOPMENT, FRACTIONAL OWNERSHIP OR TIME INTERVAL OWNERSHIP DEVELOPMENT OR PROJECT, OR ANY SIMILAR SET OF FACTS, LAWS OR RULES OR REGULATIONS WHICH WOULD PERMIT THE OFFERING FOR SALE, SALE, RESALE, MARKETING, OR ANY OTHER ACTION THAT WOULD STATE OR SUGGEST THAT THE PROPERTY IS, COULD BE, OR EVER WILL BE OTHER THAN A SINGLE LEGAL PARCEL OR THAT INDIVIDUAL UNITS OR SPACES CAN OR EVER IN THE FUTURE WILL LEGALLY BE ABLE TO BE SOLD SEPARATE AND APART FROM THE BALANCE OF THE PROPERTY.
          (XXI) ANY OTHER MATTER CONCERNING THE PROPERTY EXCEPT AS MAY BE OTHERWISE EXPRESSLY STATED HEREIN, INCLUDING ANY AND ALL SUCH MATTERS REFERENCED, DISCUSSED OR DISCLOSED IN ANY DOCUMENTS DELIVERED BY SELLER OR BROKER TO BUYER, INCLUDING WITHOUT LIMITATION IN ANY MARKETING OR OFFERING MATERIAL, IN ANY PUBLIC RECORDS OF ANY GOVERNMENTAL AGENCY OR ENTITY OR UTILITY COMPANY, OR IN ANY OTHER DOCUMENTS AVAILABLE TO BUYER.
BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND REVIEW INFORMATION AND DOCUMENTATION AFFECTING THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND REVIEW OF SUCH INFORMATION AND

DOCUMENTATION, AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION MADE AVAILABLE TO BUYER OR PROVIDED OR TO BE PROVIDED BY OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS MAY OTHER WISE BE PROVIDED HEREIN. BUYER AGREES TO FULLY AND IRREVOCABLY RELEASE ALL SUCH SOURCES OF INFORMATION AND PREPARERS OF INFORMATION AND DOCUMENTATION TO THE EXTENT SUCH SOURCE OR PREPARER IS SELLER, OR ITS EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, AGENTS, SERVANTS, ATTORNEYS, AFFILIATES, PARENT COMPANIES, SUBSIDIARIES, SHAREHOLDERS, SUCCESSORS OR ASSIGNS FROM ANY AND ALL CLAIMS THAT THEY MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SUCH SOURCES AND PREPARERS OF INFORMATION FOR ANY COSTS, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM SUCH INFORMATION OR DOCUMENTATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY OF THE FOREGOING ENTITIES AND INDIVIDUALS OR ANY OTHER INDIVIDUAL OR ENTITY. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS-IS” CONDITION AND BASIS WITH ALL FAULTS, AND THAT SELLER HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN.
     10.2 DISCLAIMERS OF LIABILITY REGARDING CONSTRUCTION.
     (a) BUYER IS ADVISED THAT THE PROPERTY IS BEING OFFERED FOR SALE BY SELLER, (WHOSE AFFILIATE, BANK OF AMERICA, NATIONAL ASSOCIATION, WAS ONE OF THE CONSTRUCTION LENDERS FOR THE DEVELOPMENT OF THE PROPERTY,) AND NOT BY THE ORIGINAL DEVELOPER, SAN JACINTO RETAIL CENTER, LLC (“DEVELOPER”). SELLER ACQUIRED THE PROPERTY FROM DEVELOPER BY FORECLOSURE. PRIOR TO THE COMPLETION OF SELLER’S FORECLOSURE, DEVELOPER ACTED AS THE DEVELOPER AND BUILDER OF THE PROPERTY AND CAUSED THE COMPLETION OF ALL IMPROVEMENTS ON THE PROPERTY WHICH EXIST AS OF THE EFFECTIVE DATE.
          (i) SELLER IS NOT THE DEVELOPER OF THE LAND, NOR IS IT THE BUILDER OF THE PROPERTY OR ANY PART THEREOF. SELLER HAS NOT DESIGNED, DEVELOPED, CONSTRUCTED, OR THOROUGHLY INSPECTED THE PROPERTY, (WITH THE POSSIBLE EXCEPTION OF CAUSING MINOR COSMETIC AND CLEANUP WORK TO BE PERFORMED ON THE PROPERTY THAT WAS NEEDED TO PREPARE THE PROPERTY FOR SALE OR COMPLY WITH SAFETY REGULATIONS, AND PURCHASING AND PLACING FURNITURE AND REMOVABLE FIXTURES IN COMMON AREAS.) SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER CONCERNING THE CONDITION OF THE PROPERTY OR ANY PART THEREOF, WHICH IS BEING SOLD TO BUYER “AS IS, WHERE IS, WITH ALL FAULTS.”
          (ii) WITHOUT LIMITING ANY OTHER PROVISION OF THIS AGREEMENT, SELLER SPECIFICALLY AND COMPLETELY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES, STATUTORY WARRANTIES, WARRANTIES ARISING BY OPERATION OF LAW, WARRANTIES

OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, QUALITY OF CONSTRUCTION, OR THE ABSENCE OF “CONSTRUCTION DEFECTS” (AS DEFINED BELOW) OR OTHERWISE.
          (iii) SELLER FURTHER ADVISES BUYER THAT PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1102, 1102.2, 1103.1(A), 3434 AND OTHER APPLICABLE PROVISIONS OF CALIFORNIA LAW, SELLER IS NOT LIABLE AND SHALL NOT BE HELD LIABLE FOR ANY LOSS OR DAMAGE OCCASIONED BY ANY CONSTRUCTION DEFECT OR OTHER DEFECT IN THE REAL OR PERSONAL PROPERTY SO DESIGNED, MANUFACTURED, CONSTRUCTED, REPAIRED, MODIFIED OR IMPROVED OR FOR ANY LOSS OR DAMAGE RESULTING FROM THE FAILURE OF DEVELOPER OR ANY OTHER PARTY THAT PARTICIPATED IN THE DESIGN OR CONSTRUCTION OF THE PROPERTY TO USE DUE CARE IN THE DESIGN, MANUFACTURE, CONSTRUCTION, REPAIR, MODIFICATION OR IMPROVEMENT OF SUCH REAL OR PERSONAL PROPERTY. “CONSTRUCTION DEFECT” SHALL MEAN ANY LATENT OR PATENT DEFECT OR FLAW IN THE DESIGN, MANUFACTURE, CONSTRUCTION, REPAIR, MODIFICATION OR IMPROVEMENT OF ANY OF THE IMPROVEMENTS LOCATED IN OR ON THE PROPERTY OR THE COMMUNITY, INCLUDING, WITHOUT LIMITATION, ANY DEVIATION IN MATERIALS OR CONSTRUCTION FROM THE PLANS AND SPECIFICATIONS FOR THE IMPROVEMENTS, ANY ERROR IN DESIGN, AND ANY DEFECT OR FLAW IN DESIGN, MATERIALS AND/OR CONSTRUCTION THAT RESULTS IN THE INCURSION OF WATER OR VAPOR OR THE COLLAPSE OR OTHER FAILURE OF ANY STRUCTURAL OR OTHER ELEMENT OF THE PROPERTY OR THE COMMUNITY.
     (b) BUYER ACKNOWLEDGES THAT THE CALIFORNIA STATUTES COMMONLY REFERRED TO AS “SB 800”. CONTAINED IN CALIFORNIA CIVIL CODE SECTION 895 ET SEQ., ARE NOT APPLICABLE TO THIS TRANSACTION, AND THAT SELLER SHALL HAVE NO LIABILITY OR OBLIGATION THEREUNDER.
     10.3 RELEASE (a) BUYER, ON BEHALF OF BUYER AND BUYER’S HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, “BUYER PARTIES”) AND ANYONE CLAIMING BY, THROUGH OR UNDER BUYER HEREBY FULLY AND IRREVOCABLY RELEASES SELLER AND SELLER’ S AFFILIATES, PARENT COMPANIES AND SUBSIDIARIES, AND EACH OF THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, REPRESENTATIVES, AGENTS, SERVANTS, ATTORNEYS, SUCCESSORS AND ASSIGNS, AND ALL PERSONS, FIRMS, CORPORATIONS AND ORGANIZATIONS ACTING ON THE BEHALF OF EACH OF THE FOREGOING (COLLECTIVELY, THE “SELLER PARTIES”) FROM ANY AND ALL CLAIMS THAT BUYER, ANY BUYER PARTY OR ANYONE CLAIMING BY, THROUGH OR UNDER BUYER MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST ANY SELLER PARTY ARISING FROM OR RELATED TO ANY CONSTRUCTION DEFECTS, ERRORS, OMISSIONS OR OTHER CONDITIONS, LATENT OR OTHERWISE, WHETHER GEOTECHNICAL, SEISMIC OR OTHERWISE, AFFECTING THE PROPERTY OR ANY PORTION THEREOF OR ANY COMMON AREA ASSOCIATED THEREWITH, INCLUDING, WITHOUT LIMITATION, (1) ENVIRONMENTAL MATTERS WHICH WERE (i) DESCRIBED OR REFERRED TO IN ANY ENVIRONMENTAL REPORT OBTAINED BY BUYER; OR (ii) REASONABLY DISCOVERABLE BY PRUDENT INVESTIGATION DURING THE DUE DILIGENCE PERIOD; OR (iii) OTHERWISE DISCLOSED BY SELLER TO BUYER OR DISCOVERED BY BUYER AT ANY TIME PRIOR TO THE CLOSING; AND (2) THE ITEMS DESCRIBED IN SECTION 10.1 OR 10.2 ABOVE.

          (b) THIS RELEASE INCLUDES CLAIMS OF WHICH BUYER IS PRESENTLY UNAWARE OR WHICH BUYER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY BUYER, WOULD MATERIALLY AFFECT BUYER’S RELEASE TO SELLER. BUYER SPECIFICALLY ACKNOWLEDGES THAT BUYER HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL REGARDING THIS RELEASE AND HAS BEEN ADVISED BY BUYER’S LEGAL COUNSEL CONCERNING, AND HEREBY WAIVES, THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM OR HER MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR.
BUYER ALSO HEREBY EXPRESSLY WAIVES ANY RIGHT BUYER MAY HAVE UNDER ANY OTHER STATUTE OR COMMON LAW PRINCIPLE OF SIMILAR EFFECT IN CONNECTION WITH THE RELEASE GIVEN IN THIS ARTICLE.
          (c) IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATIONS TO REFLECT THAT ALL OF THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING. IT IS NOT CONTEMPLATED THAT THE PURCHASE PRICE WILL BE INCREASED IF COSTS TO BUYER ASSOCIATED WITH THE PROPERTY PROVE TO BE LESS THAN EXPECTED NOR WILL THE PURCHASE PRICE BE REDUCED IF THE BUYER’S PLAN FOR OR OPERATION OR FURTHER DEVELOPMENT OF THE PROPERTY LEADS TO HIGHER COST PROJECTIONS.

/s/ Stephen Coree	/s/ Colin Bagwell
Buyer’s initials	Seller’s initials
     10.3 Disclosures. Buyer acknowledges the disclosures made by Seller that are set forth in Exhibit E attached hereto.
     10.4 Indemnity. In the event that the Close of Escrow and the consummation of the transaction contemplated by this Agreement occurs, Buyer hereby agrees to indemnify, defend (using counsel acceptable to Seller) and hold harmless Seller and each of the other Seller Parties from and against any and all demands, losses, claims, injuries, liabilities, obligations, damages, punitive damages, penalties, fines, costs, expenses, causes of action, litigation, administrative or other judicial or quasi-judicial proceedings, claims, of any nature whatsoever (collectively, “Claims”) asserted or alleged against any of the Seller Parties at any time by reason of or arising out of the construction or installation of any of the Improvements in, on or under the Property or any common area associated with the Property or any Construction Defects (as defined in Section 10.2 above) that may now or hereafter exist or be discovered in, on or under the Property or any common area associated with the Property, including without limitation any Claims arising out of or related to the conversion, attempted conversion of the Property to a condominium or planned unit development or fractional interest or time interval ownership project or development, or the sale or attempted to sale of all or any part of the Property as condominiums, or other common area subdivision units or the sale or attempted sale of fractional interests or time interval ownership interests in all or part of the Property, or Claims asserted or alleged against Seller Parties by purchasers of condominium units, common area subdivision units, fractional interests or time interval ownership interests or any other type of direct or indirect ownership or use interest in any or all of the Property.

     10.5 Survival. Each and all of the provisions of Article X shall survive the Close of Escrow and the recordation of the Grant Deed.
11. Title Insurance: At the Close of Escrow, as a condition precedent to Buyer’s obligation to close and pay the Purchase Price, the Title Company shall issue to Buyer the current form of ALTA Standard Coverage Owner’s Policy of Title Insurance with liability in an amount equal to the Purchase Price showing title to the Property vested in Buyer subject only to the Permitted Exceptions and the standard printed exceptions and conditions in the policy of title insurance (“Title Policy”). If Buyer elects to obtain any additional endorsements or an extended coverage policy, the additional premium and costs of survey for the extended coverage policy and the cost of any endorsements will be at Buyer’s sole cost and expense; however, Buyer’s election to obtain an extended coverage policy shall not delay the Closing and Buyer’s inability to obtain an extended coverage policy or any such endorsements shall not be deemed to be a failure of any condition to Closing. In addition, if the Title Company which issues the Title Policy is not the title company designated by Seller, then Seller’s obligation to pay for the Title Policy will be limited to the premium that Seller’s designated title company would have charged Seller for the Title Policy.
12. Costs and Expenses:
     (a) Seller will pay:
          (i) the premium for the Title Policy
          (ii) 1/2 of all escrow fees and costs;
          (iii) 1/2 of any additional Documentary Transfer Taxes or other similar assessments assessed;
          (v) Seller’s share of prorations;
          (vi) the commission payable to Brokers pursuant to the separate written agreement(s) between Seller and Broker(s).
     (b) Buyer will pay:
          (i) all city and county documentary transfer taxes;
          (ii) Documentary Transfer Tax assessed by the County of Riverside;
          (iii) all other Documentary Transfer Taxes or other similar assessments assessed by any other governmental agency, department or entity other than the standard Documentary Transfer Tax assessed by the County of Riverside;
          (iv) 1/2 of all escrow fees and costs;
          (v) the entire additional cost of any extended coverage title policy, the cost of any survey and, the cost of any endorsements required by Buyer;
          (vi) Buyer’s share of prorations, and

          (vi) any brokers’ commissions or finders fees or similar compensation arising out of or related to this transaction other than those described in sub-paragraph 12 (a) (vi), above.
     (c) Buyer and Seller will each pay all legal and professional fees and fees of other consultants incurred by Buyer and Seller, respectively. All other normal costs and expenses will be allocated between Buyer and Seller in accordance with the customary practice in the county in which the Property is located.
13. Prorations:
     13.1 Taxes and Assessments. All non-delinquent real estate taxes on the Property will be prorated as of the Close of Escrow based on the actual current tax bill. Assessments, including without limitation any HOA assessments, shall not be prorated, and Buyer shall purchase and take title to the Property subject to all current and delinquent assessments, including without limitation any delinquent HOA assessments, and shall indemnify, defend and bold harmless Seller from and against the same as provided in Section 18 below. All supplemental taxes billed after the Close of Escrow for periods prior to the Close of Escrow will be paid promptly by Seller. Any tax refunds received by Buyer which are allocable to the period prior to Closing will be paid by Buyer to Seller.
     13.2 Utilities. Seller will notify all utility companies servicing the Property of the sale of the Property to Buyer and will request that such companies send Seller a final bill for the period ending on the last day before the Close of Escrow. Buyer will notify the utility companies that Buyer is assuming responsibility as the owner of the Property, and that all utility bills for the period commencing on the Close of Escrow are to be sent to Buyer. In addition to the Purchase Price, Buyer will pay to Seller an amount equal to the total of any and all utility deposits held by utility companies and Seller will assign to Buyer all of Seller’s right, title and interest in any such utility deposits; provided, however, Seller reserves the right to receive a return of such utility deposits and in such event, Buyer will arrange for substitute deposits with the utility companies as may be required. If following the Close of Escrow either Buyer or Seller receives a bill for utilities or other services provided to the Property for the period in which the Close of Escrow occurred, Buyer and Seller will equitably prorate the bill.
     13.34 Method of Proration; Survival. All prorations will be made as of the date of Close of Escrow based on a 365 day year and actual days elapsed in the relevant period. The obligations of Seller and Buyer to prorate and adjust revenues and expenses of the Property shall survive the Closing.
     Rental income and other revenue from the Property shall be prorated, with Seller being credited with a prorated amount of all rents or other such income actually received by Seller as of the Closing. Said proration shall be done by crediting Seller with an amount equal to the total of such rental or other income actually received divided by the number of days in the month in which the Closing occurs, times the number of days following the date of the Closing remaining in said month. Buyer shall be debited for all rents and other income due as of the Closing but not yet collected from current tenants or contractors (i.e., those in possession of space in the building as of the Effective Date), and upon the receipt of payment of same, Buyer shall then be permitted to retain same without paying any prorated portion to Seller. All Security Deposits will be credited to Seller and retained by Seller and any landlord rights to same assigned to Buyer in accordance with an agreed schedule of same. Thereafter, Buyer shall have all rights and obligations with respect to such deposits, and Seller shall be relieved of same. Any reimbursements for utility or other expenses which are due in accordance with existing rental agreements or leases shall be prorated in the same manner as rent.

14. Disbursements and Other Actions by Escrow Holder: At the Close of Escrow. Escrow Holder will promptly undertake all of the following:
     14.1 Funds. Disburse all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price for the Property as follows:
          (a) deliver to Seller the Purchase Price, less the net amount, if any, of all items, costs and prorations chargeable to the account of Seller; and
          (b) disburse the remaining balance, if any, of the funds deposited by Buyer to Buyer, less amounts chargeable to Buyer for escrow costs, prorations, or other items.
     14.2 Recording. Cause the Grant Deed (with documentary transfer tax information to be affixed after recording or on a separate document) to be recorded with the County Recorder and obtain conformed copies thereof for distribution to Buyer and Seller.
     14.3 Title Policy. Direct the Title Company to issue the Title Policy to Buyer.
     14.4 Delivery of Documents to Buyer or Seller. Deliver to Buyer the FIRPTA Certificate, the Bill of Sale, the Assignment and Assumption of Leases and Rental Agreements, and any other documents (or copies thereof) deposited into Escrow by Seller. Deliver to Seller the Assignment and Assumption of Leases and Rental Agreements, and any other documents (or copies thereof) deposited into Escrow by Buyer.
15. Joint Representations and Warranties: In addition to any express agreements of the parties contained herein, the following constitute representations and warranties or the parties each to the other, each of which will survive the Closing:
     15.1 Authority. Each party has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate this transaction.
     15.2 Actions. All requisite action (corporate, trust, partnership or otherwise) has been taken by each party in connection with the entering into of this Agreement, the instruments referenced herein, and the consummation of this transaction. No further consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority or other party is required.
     15.3 Due Execution. The individuals executing this Agreement and the instruments referenced herein on behalf of each party and the partners, officers or trustees of each party, if any, have the legal power, right, and actual authority to bind each party to the terms and conditions of those documents.
     15.4 Valid and Binding. This Agreement and all other documents required to close this transaction are and will be valid, legally binding obligations of and enforceable against each party in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium laws or similar laws or equitable principles affecting or limiting the rights of contracting parties generally.
16. Seller’s Representations and Warranties: Seller makes the following representations, covenants and warranties and acknowledges that Buyer will rely on such representations, covenants and warranties in acquiring the Property, each of which will survive the Closing for a period of 1 year, provided that any claims must be made in writing to Seller within the 1 year period.

     16.1 Non-Foreign Entity. Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code.
     16.2 Pre-Closing Covenants. So long as this Agreement remains in full force and effect:
          (a) Without the prior written consent of Buyer, except for the ongoing rental of retail space in the normal course of business, Seller will not convey any interest in the Property and will not subject the Property to any additional liens, encumbrances, covenants, conditions, easements, rights of way or similar matters after the date of this Agreement, except as may be otherwise provided for in this Agreement, which will not be eliminated prior to the Close of Escrow. However, neither this covenant nor anything else herein shall prevent Seller from having the right to continue to market the Property for sale or lease, provided that any rights granted as a result thereof (other than rental of retail space in the normal course of business) shall be subject to Buyer’s rights hereunder.
          (b) Seller will not make any material alterations to the Property without Buyer’s consent, which will not be unreasonably withheld, conditioned or delayed.
          (c) Seller will maintain the Property in condition that is not materially less favorable than the condition that exists as of the Effective Date, ordinary wear and tear and casualty damage excepted, and shall continue to manage the Property in accordance with Seller’s established practices.
          (d) Seller will keep and perform all of the obligations to be performed by Seller under any leases or contracts related to the Property. After expiration of the Due Diligence Period. (i) Seller will not enter into any contract or agreement providing for the provision of goods or services to or with respect to the Property or the operation thereof unless such contracts or agreements can be terminated without penalty by the Closing Date, without prior written consent of Buyer, which will not be unreasonably withheld, conditioned or delayed, and (ii) Seller will not enter into any new leases for any portion of the Property or extend the terms of any existing leases without Buyer’s written consent, which will not be unreasonably withheld or delayed.
     16.3 Litigation. To the Actual Knowledge of Seller, no litigation or other adversarial proceeding is pending against the Property or against Seller concerning the Property, except as described on Exhibit E.
17. Condemnation and Destruction:
     17.1 Eminent Domain or Taking. If proceedings under a power of eminent domain relating to the Property or any part thereof are commenced prior to Close of Escrow, Seller will promptly inform Buyer in writing.
          (a) If such proceedings involve the taking of title to all or a material portion of or interest in the Property, Buyer may elect to terminate this Agreement by notice in writing sent within 5 days of Seller’s written notice to Buyer, in which case the Deposit and any interest accrued thereon, less Buyer’s one-half share of cancellation costs, will be returned to Buyer, and neither party will have any further obligation to or rights against the other except any rights or obligations of either party which are expressly stated to survive termination of this Agreement.
          (b) If the proceedings do not involve the taking of title to all or a material portion of or interest in the Property, or if Buyer does not elect to terminate this Agreement, this transaction will be consummated as described herein and any award or settlement payable with respect to such proceeding will be paid or assigned to Buyer upon Close of Escrow.

          (c) If this sale is not consummated for any reason, any condemnation award or settlement will belong to Seller.
     17.2 Damage or Destruction. Except as provided in this Section, prior to the Close of Escrow the entire risk of loss of damage by earthquake, flood, landslide, fire or other casualty is borne and assumed by Seller. If, prior to the Close of Escrow, any part of the Improvements is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Seller will promptly inform Buyer of such fact in writing and advise Buyer as to the extent of the damage and whether it is, in Sellers reasonable opinion, material or not material.
          (a) If such damage or destruction is material, Buyer has the option to terminate this Agreement upon written notice to the Seller given not later than 10 days after receipt of Seller’s written notice to Buyer advising of such damage or destruction.
          (b) For purposes hereof, “material” is deemed to be any damage or destruction to the improvements where the cost of repair or replacement is estimated to be more than 25% of the Purchase Price of the Property and will take more than 60 days to repair.
          (c) If this Agreement is so terminated, the provisions of Section 5 will govern.
          (d) If Buyer does Dot elect to terminate this Agreement, or if the casualty is not material, Seller will reduce the Purchase Price by the value reasonably estimated by Seller to repair or restore the damaged portion of the Improvements, less any sums expended by Seller to make emergency repairs to the Improvements or the Property or otherwise protect the physical condition of the Improvements or the Property, and this transaction will close pursuant to the terms of this Agreement.
          (e) If the damage is not material, Seller’s notice to Buyer of the damage or destruction will also set forth Seller’s reduced Purchase Price and Seller’s allocation of value to the damaged portion of the Improvements. If Buyer does not accept Seller’s reduced Purchase Price, Buyer’s sole remedy will be to terminate this Agreement and the provisions of Section 5 will govern.
          (f) Whether or not the sale of the Property is consummated hereunder, all rights to insurance claims or proceeds in respect of damage or destruction to the Improvements occurring prior to the Close of Escrow will belong to Seller.
18. Indemnification: Buyer agrees to indemnify, defend and hold each Seller Party harmless for, from and against any and all Claims of any nature whatsoever arising out of (i) the entry on to the Property of Buyer or its agents, employees or consultants prior to the Close of Escrow, (ii) the ownership, development, sale and/or operation of the Property by Buyer or any affiliate of Buyer from and after the Closing Date, (iii) any misrepresentation or breach of warranty or covenant by Buyer in this Agreement or any document delivered to Seller pursuant to this Agreement, or (iv) if the Close of Escrow and the consummation of the transaction contemplated by this Agreement occurs, Buyer’s failure to pay any assessments or other amounts due and payable to any HOA or other similar owners’ association, no matter when such obligation may have arisen or may arise. The provisions of this Section 18 will survive the Close of Escrow.
19. Hazardous Substances:
     19. 1 Definitions. For the purposes of this Agreement, the following terms have the following meanings:

          (a) “Environmental Law” means any law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment including, without limitation CERCLA (Comprehensive Environmental Response, Compensation and Liability Act of 1980) and RCRA (Resources Conservation and Recovery Act of 1976).
          (b) “Hazardous Substance” means any substance, material or waste which is or becomes designated, classified or regulated as being “toxic” or “hazardous” or a “pollutant” or which is or becomes similarly designated, classified or regulated, under any Environmental Law, including without limitation asbestos, petroleum and petroleum products.
          (c) “Environmental Audit” means an environmental audit, review or testing of the Property performed by Buyer or any third party or consultant engaged by Buyer to conduct such study.
     19.2 Seller’s Representations and Warranties. As of the date of this Agreement, to the Actual Knowledge of Seller without any inquiry:
          (a) since the date of Seller’s acquisition of the Property, no Hazardous Substances are now or have been used or stored on or within any portion of the Property except those substances which are or have been used or stored on the Property in the normal course of use and operation of the Property and in compliance with all applicable Environmental Laws;
          (b) since the date of Seller’s acquisition of the Property, there are and have been no federal. state or local enforcement, clean-up, removal, remedial or other governmental or regulatory actions instituted or completed affecting the Property; and
          (c) no written claims have been received from any third party against Seller relating to any Hazardous Substances on or within the Property.
     19.3 Notices Regarding Hazardous Substances From the Effective Date through the Closing Date, Seller will promptly notify Buyer if to the Actual Knowledge of Seller any Hazardous Substance has been released on the Property, or in the soil, groundwater or soil vapor on or under the Property, or if Seller or the Property are subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance.
     19.4 Environmental Release. No Seller Party will be liable to Buyer, and Buyer hereby releases each Seller Party from any and all liability, for any third party Claims or any other Claims (including Claims by Buyer) under any federal, state or local law which arc attributable to any environmental condition which:
          (i) was described or referred to in, or reasonable discernable from, any Environmental Audit or report obtained by Buyer; or
          (ii) was reasonably discoverable by prudent investigation during the Due Diligence Period; or
          (iii) was otherwise disclosed by Seller to Buyer, described or referred to or reasonably discernable from any of the documents or materials or information provided by or on behalf of Seller to Buyer, or discovered by Buyer at any time prior to the Closing.

The provisions of this Section 19.4 will survive the Close of Escrow. The provisions of this, Section 19.4 are not intended to diminish in any way the release set forth in Article 10 above.
     19.5 Environmental Audit. If during the Due Diligence Period Buyer elects to perform an Environmental Audit:
          (a) The Environmental Audit shall be conducted pursuant to standard quality control/quality assurance procedures for such Audits and in accordance with Section 23. Without limitation, intrusive sampling or testing of soil or subsurface conditions are at all times prior to the Closing subject to Seller’s prior written approval, which may be granted or withheld by Seller in its sole and absolute discretion.
          (b) If any report is prepared as the result of the Environmental Audit, such report will be conspicuously labeled as a draft, and Buyer will promptly give Seller a copy of the draft report if requested by Seller. Prior to the Closing, Buyer will keep the draft report and the information contained therein confidential and will not disclose it to any person or entity without Seller’s prior written consent; provided, however, that Buyer may furnish a copy of said draft report to any proposed lender in connection with prosecution of an application for a mortgage loan and to any person or entity contemplating an investment in the Property as a partner or permitted assignee of Buyer, or to any consultant engaged in, or commenting upon the results of, said draft report.
          (c) If the Closing fails to occur for any reason other than a default by Seller, then if requested by Seller, Buyer will deliver all copies of the draft report to, and they will become the property of, Seller, and in any event Buyer will not disclose to any party the contents of the draft report except pursuant to valid legal process or with the written consent of Seller.
          (d) Any ground water, sailor other samples taken from the Property will be properly disposed of by Buyer at Buyer’s sole cost and in accordance with all applicable laws.
20. DISPUTE RESOLUTION:
     20.1. Judicial Reference. Any controversy or Claim arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, including, but not limited to a claim based on or arising from an alleged tort will, at the request of any party, be determined by general judicial reference pursuant to California Code of Civil Procedure Sections 638 and 640 through 645.1, and as modified or as otherwise provided in this Article. The parties to the dispute shall cooperate in good faith to ensure that all necessary and appropriate parties arc included in the judicial reference proceeding. A party hereto shall not be required to participate in the judicial reference proceeding if all parties against whom such party would have necessary or permissive cross-claims or counterclaims will not or cannot be joined in the judicial reference proceedings. Subject to the limitations set forth in this Article, the general referee shall have the authority to try all issues, whether of fact or law, and to report a statement of decision to the court. The referee shall be the only trier of fact or law in the reference proceeding and shall have no authority to further refer any issues of fact or law to any other party, without the mutual consent of all parties to the judicial reference proceeding.
     20.2. Place. The proceedings shall be heard in Los Angeles County, California.
     20.3. Referee. The referee shall be a retired judge with experience in relevant real estate matters. The referee shall not have any relationship to the parties to the dispute or interest in the

Property. The parties to the dispute participating in the judicial reference shall meet to select the referee within ten (10) days after service of the initial complaint on all defendants named therein. Any dispute regarding the selection of the referee shall be promptly resolved by the judge to whom the matter is assigned, or if there is none, to the presiding judge of the Superior Court of Los Angeles County, California, who shall select the referee.
     20.4. Commencement and Timing of Proceeding. The referee shall promptly commence the proceeding at the earliest convenient date in light of all of the facts and circumstances and shall conduct the proceeding without undue delay.
     20.5. Pre-hearing Conferences and Discovery. The referee may require one or more pre-hearing conferences. The parties to the judicial reference proceeding shall be entitled only to limited discovery, consisting of the exchange between such parties of only the following matters: (i) witness lists; (ii) expert witness designations; (iii) expert witness reports; (iv) exhibits; (v) reports of testing or inspections of the property subject to the dispute, including but not limited to, destructive or invasive testing, and (vi) trial briefs. Such parties shall also be entitled to conduct further tests and inspections as provided in this Article. Any other discovery provided for in the California Code of Civil Procedure shall be permitted by the referee upon a showing of good cause or based on the mutual agreement of the parties to the judicial reference proceeding. The referee shall oversee discovery and shall enforce all discovery orders in the same manner as any trial court judge.
     20.6. Remedies. The referee shall have the power to grant all legal and equitable remedies and award compensatory damages in the judicial reference proceeding.
     20.7. Motions. The referee shall have the power to hear and dispose of motions, including motions relating to provisional remedies, demurrers, motions to dismiss, motions for judgment on the pleadings and summary adjudication motions, in the same manner as a trial court judge, except the referee shall also have the power to adjudicate summarily issues of fact or law including the availability of remedies, whether or not the issue adjudicated could dispose of an entire cause of action or defense. Notwithstanding the foregoing, if prior to the selection of the referee as provided herein, any provisional remedies are sought by the parties to the dispute, such relief may be sought in the Superior Court of Los Angeles County, California.
     20.8. Rules of Law. The referee shall apply the laws of the State of California except as expressly provided herein including the rules of evidence, unless expressly waived by all parties to the judicial reference proceeding.
     20.9. Record. A stenographic record of the hearing shall be made, provided that the record shall remain confidential to the extent permitted by law except as may be necessary for post-hearing motions and any appeals.
     20.10. Statement of Decision. The referee’s statement of decision shall contain findings of fact and conclusions of law to the extent required by law if the case were tried to a judge. The decision of the referee shall stand as the decision of the court, and upon filing of the statement of decision with the clerk of the court, judgment may be entered thereon in the same manner as if the dispute had been tried by the court.
     20.11. Post-hearing Motions and Appeals. The referee shall have the authority to rule on all post-hearing motions in the same manner as a trial judge. The decision of the referee shall be subject to appeal in the same manner as if the dispute had been tried by the court.

     20.12. Expenses. The fees and costs of any judicial reference proceeding hereunder shall be paid as agreed by the parties to the judicial reference proceeding. If such parties cannot agree on the payment of such costs and fees, including ongoing costs and fees, then these costs and fees shall be paid as determined by the referee, with the overall costs and fees of the proceeding ultimately to he borne as determined by the referee. Each party to the judicial reference proceeding shall bear its own attorney’s fees and costs in connection with such proceeding.
     20.13 Jurisdiction: Designation of Agent for Service. The parties hereby agree to submit to the jurisdiction of the courts of the County of Los Angeles, the Stale of California and the United States of America. Buyer hereby designates Stephen Corea, whose complete address is shown in subparagraph 1 (s), above, as the agent upon whom process directed to Buyer may be served within the State of California, in the manner provided by law. Buyer irrevocably consents to service of process directed to it upon the agent designated above, and to service of process on the Secretary of State of the State of California if the agent so designated or the agent’s successor is no longer authorized to act or cannot be found at the address given.
     20.14. WAIVERS. THE PARTIES HERETO AGREE TO HAVE ANY DISPUTE RESOLVED ACCORDING TO THE PROVISIONS OF THIS ARTICLE AND WAIVE THEIR RESPECTIVE RIGHTS TO PURSUE ANY DISPUTE IN ANY MANNER OTHER THAN AS PROVIDED IN THIS ARTICLE. SUCH PARTIES ACKNOWLEDGE THAT BY AGREEING TO RESOLVE ALL DISPUTES AS PROVIDED IN THIS ARTICLE, THEY WILL NOT HAVE ANY RIGHT TO HAVE SUCH DISPUTES TRIED BEFORE A JURY AND THEREBY GIVE UP ANY RIGHT SUCH PARTIES MAY POSSESS TO SUCH REMEDY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES TO JUDICIAL REFERENCE AS PROVIDED ABOVE.
     Buyer’s Initials, Stephen Coree Seller’s Initials Colin Bagwell
21. Notices: All notices or other communications required or permitted hereunder must be in writing, and must be personally delivered (including by means of professional messenger service) or sent by overnight courier, or sent by registered or certified mail, postage prepaid, return receipt requested to the addresses set forth in Section 1. All notices sent by certified or registered mail will be deemed received upon receipt or first attempted delivery after mailing and all notices sent by other means permitted herein shall be deemed received on the date delivered.
22. Brokers: Seller will pay to Brokers a commission pursuant to a separate agreement or agreements between Seller and Brokers. Seller shall not have any obligation to pay any commission or any other compensation or amount whatsoever to Brokers in the event the Close of Escrow fails to occur for any reason, including, without limitation, Seller’s breach of this Agreement. Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by the representing party, respectively, other than the Broker(s) whose name(s) appear in Section 1, in connection with any of the transactions contemplated by this Agreement, or to its knowledge is in any way connected with any of such transactions. Buyer will indemnify, save harmless and defend Seller from any liability, cost, or expense arising out of or connected with any claim for any commission or compensation made by Broker for any amount beyond that set forth in the agreement between Seller and Broker arising out of the act or omission of Buyer, or made by any other person or entity claiming to have been retained or contacted by Buyer in connection with this transaction. Seller will indemnify, save harmless and defend Buyer from any liability, cost, or expense arising out of or connected with any claim for any commission or compensation made by

Broker that is consistent with the agreement between Seller and Broker, or made by any other person or entity claiming to have been retained or contacted by Seller in connection with this transaction. This Section 22 shall survive the Closing or any earlier termination of this Agreement.
23. Entry: Buyer and Buyer’s representatives, agents and designees will have the right, at reasonable times and upon reasonable written notice to Seller, (which written notice shall be delivered not less than two (2) Business Days prior to the desired date of entry and must describe the scope of the planned testing and investigations) to enter upon the Property, in connection with Buyer’s proposed purchase of the Property. Buyer agrees, however, that with respect to any entry by Buyer or its representatives, agents or designees, whether prior to, on or after the Effective Date:
          (a) all tests and investigations will be at Buyer’s sole cost and expense;
          (b) the persons or entities performing such tests and investigations will be properly licensed and qualified and will have obtained all appropriate permits therefor;
          (c) Seller will have the right of approval, in Seller’s sale discretion, of any proposed physical testing, including. without limitation, any proposed borings or other intrusive sampling and testing methods made or utilized for the purpose of sampling and/or testing soil and/or water;
          (d) Buyer will advise Seller in advance of the dates of all tests and investigations and will schedule all tests and investigations during normal business hours whenever feasible unless otherwise requested by Seller;
          (e) Seller will have the right to have a representative of Seller accompany Buyer and Buyer’s representatives, agents or designees while they are on the Property;
          (f) any entry by Buyer, its representative, agents or designees will not interfere with Seller’s or any tenant’s use of the Property;
          (g) Buyer will indemnify, defend and hold Seller harmless for, from and against any and all Claims (including mechanics’ liens and matters related to Hazardous Materials) arising out of any entry by Buyer or its agents, designees or representatives, whether occurring before, on or after the Effective Date; and
          (h) Buyer will restore the Property at Buyer’s sale cost and expense if this transaction does not close. Until restoration is complete, Buyer will take all steps necessary to ensure that any conditions on the Property created by Buyer’s testing will not interfere with the normal operation of the Property or create any dangerous, unhealthy, unsightly or noisy conditions on or adjacent to the Property.
In addition, prior to any entry, Buyer will obtain, maintain and provide Seller, or shall cause any consultant, contractor or other person entering the Property to obtain, maintain and provide Seller, with proof of comprehensive general liability insurance in the amount of at least $1,000,000.00 combined, single limit coverage, naming Seller as an additional insured and with coverages reasonably satisfactory to Seller. The foregoing indemnity provision will survive the Closing or any earlier termination of this Agreement.
24. Legal and Equitable Enforcement of this Agreement:
     24.1 Waiver of Specific Performance and Lis Pendens. In the event the Close of Escrow and the consummation of the transaction contemplated by this Agreement do not occur by reason of material default by Seller, Buyer as its sole remedy will be entitled to (i) the return of its Deposit, and (ii) payment of its reasonable out-of-pocket expenses incurred in connection with the transaction, up to a maximum aggregate amount of Five Thousand Dollars ($5,000). AS A MATERIAL INDUCEMENT TO, AND AS MATERIAL CONSIDERATION FOR SELLER’S ENTERING INTO THIS AGREEMENT WITH BUYER, BUYER WAIVES ANY RIGHT: (A) TO PURSUE AN ACTION FOR THE SPECIFIC PERFORMANCE OF THIS AGREEMENT; (B) TO RECORD OR FILE A NOTICE OF LIS PENDENS OR NOTICE OF PENDENCY OF ACTION OR SIMILAR NOTICE AGAINST ANY PORTION OF THE PROPERTY; (C) TO SEEK OR OBTAIN RESCISSION OF THE SALE; AND (D) TO RECOVER ANY PUNITIVE OR CONSEQUENTIAL DAMAGES AND ANY OTHER DAMAGES OR MONETARY COMPENSATION OTHER THAN THE AMOUNTS IDENTIFIED IN CLAUSES (i), (ii) AND (iii) OF THE FIRST SENTENCE OF THIS SECTION 24.1.
24.2 Default by Buyer. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTION HEREIN CONTEMPLATED DOES NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY DEFAULT OF BUYER, BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES SUFFERED BY SELLER AS A RESULT OF BUYER’S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE; PROVIDED, HOWEVER THAT THIS PROVISION WILL NOT LIMIT SELLER’S RIGHT TO RECEIVE REIMBURSEMENT FOR ATTORNEYS’ FEES, NOR WAIVE OR AFFECT OR LIMIT BUYER’S RELEASE OR INDEMNITY OBLIGATIONS AND SELLER’S RIGHTS TO THOSE RELEASE AND INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT, NOR WAIVE OR AFFECT BUYER’S OBLIGATIONS TO RETURN OR PROVIDE TO SELLER DOCUMENTS, REPORTS OR OTHER INFORMATION PROVIDED TO OR PREPARED BY OR FOR BUYER PURSUANT TO APPLICABLE PROVISIONS OF THIS AGREEMENT. THEREFORE, BUYER AND SELLER DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT THAT BUYER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AN AMOUNT EQUAL TO THE DEPOSIT (WHICH INCLUDES ANY ACCRUED INTEREST THEREON). SAID AMOUNT WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY BUYER. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA. CIVIL CODE SECTIONS 1671, 1676 AND 1677. SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389. UPON DEFAULT BY BUYER, THIS AGREEMENT WILL BE TERMINATED AND, EXCEPT FOR BUYER’S INDEMNITY AND OTHER SPECIFIC OBLIGATIONS REFERRED TO HEREIN WHICH MAY BE ENFORCED BY SELLER (IN ADDITION TO COLLECTION AND RETENTION BY SELLER OF BUYER’S DEPOSIT AS PROVIDED HEREUNDER), NEITHER PARTY WILL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER EXCEPT FOR THE RIGHT OF SELLER TO COLLECT SUCH LIQUIDATED DAMAGES FROM BUYER AND ESCROW HOLDER, OR TO EXERCISE ITS RIGHTS AND REMEDIES UNDER SURVIVING INDEMNITY PROVISIONS.
          Buyer’s Initials: Stephen Coree Seller’s Initials: Colin Bagwell
25. Assignment; OFAC:

     25.1 Assignment. Buyer will not assign this Agreement without obtaining Seller’s prior written consent, which consent may be withheld by Seller in its sole and absolute discretion for any reason whatsoever; provided, however, that Buyer shall have the one-time right to assign all of its right, title and interest in and to this Agreement without Seller’s consent to a reputable qualified intermediary to facilitate the completion of a 1031 exchange by Buyer, so long as (i) Buyer provides written notice to Seller concurrently with such assignment (including a copy of the fully executed assignment document, in the form specified below, and the full names and addresses of all individuals and entities that will have, as of the Closing Date, a direct or beneficial ownership interest in or to the assignee), (ii) the assignee entity agrees to assume all of Seller’s obligations and liabilities under this Agreement that are typically , (iii) neither the assignment nor the assignee violates Buyer’s representations and warranties contained in Section 25.2 below, and (iv) such assignment and assumption does not and shall not release Buyer from its obligations and liabilities under this Agreement. Any attempted assignment without Seller’s required prior written consent will, at Seller’s option, be voidable and constitute a material breach of this Agreement. If Seller consent to an assignment, the assignment will not be effective against Seller until Buyer delivers to Seller a fully executed copy of the assignment instrument, which instrument must be satisfactory to Seller in both form and substance and pursuant to which the assignee assumes and agrees to perform for the benefit of Seller the obligations of Buyer under this, Agreement, and pursuant to which the assignee makes the warranties and representations required of Buyer under this Agreement and such other representations and warranties as Seller may reasonably require (such instrument being referred to herein as an “Approved Assignment Form”). Notwithstanding anything else herein to the contrary, Buyer shall, on reasonable prior written Notice to Seller and Escrow Holder, have the right to assign this Agreement to an entity owned in its entirety, or controlled by, or under common control with Buyer, provided it does so in an Approved Assignment Form. As used herein. “controlled” shall mean and refer to an entity in which Buyer (or a parent entity, as the case may be) has a beneficial interest of not less than Fifty One Percent (51%), and Buyer (or a parent entity, as the case may be) has the right to control is business and operations. No assignment shall release Buyer from any of it, obligations under this Agreement.
     25.2 OFAC. Buyer represents and warrants the following to Seller as of the Effective Date and as of the date of the Closing concerning Buyer (which representations and warranties shall survive the Closing and which for this purpose includes any assignee of Buyer and Buyer’s and Buyer’s assignee’s officers, directors, and owners of direct or beneficial ownership interests and any other constituent entities): (a) the information concerning the identities of Buyer and Buyer’s officers, directors and owners supplied to Seller by Buyer is true, correct and complete; (b) Buyer is not a Prohibited Person (as defined below); (c) Buyer is currently in compliance with and will at all times during the term of this Agreement remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto. “Prohibited Person” shall mean any person, organization, or entity: (i) listed in the Annex to, or is otherwise subject to, the provisions of Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 , and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”); (ii) owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) with whom a party is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering legal requirements, including the PATRIOT Act and the Executive Order; (iv) that commits, threatens, or conspires to commit or supports “terrorism” as defined in the Executive Order; (v) that is named as a “specifically designated national” or “blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn, or at any replacement website or other replacement official publication of the list or is named on any other U.S. or foreign government or regulatory list maintained for the purpose of preventing terrorism, money laundering, or similar activities; (vi) that is covered by IEEPA, OFAC, or any other law, regulation, or executive order relating to the imposition of economic sanctions against any country, region, or individual pursuant to United States law or United Nations resolution; or (vii) that is an affiliate (including any principal, officer, immediate family member, or close associate) of a person or entity described in one or more of the above clauses of this definition of Prohibited Person.
26. Miscellaneous:
     26.1 Counterparts. This Agreement may be executed in counterparts. Facsimile signatures on this Agreement shall be valid so long as wet signature originals are delivered not later than three (3) business days after the delivery of the facsimile signature version of the Agreement.
     26.2 Partial Invalidity. If any term or provision of this Agreement will be deemed to he invalid or unenforceable to any extent, the remainder of this Agreement will not be affected thereby, and each remaining term and provision of this Agreement will be valid and be enforced to the fullest extent permitted by law.
     26.3 Possession of the Property. Seller will deliver possession of the Property to Buyer upon the Close of Escrow, subject to the right of other parties pursuant to the Permitted Exceptions.
     26.4 Waivers. No waiver of any breach of any covenant or provision contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act except those of the waiving party, which will be extended by a period of time equal to the period of the delay.
     26.5 Successors and Assigns. This Agreement is binding upon and inures to the benefit of the heirs, personal representatives, permitted successors and assigns of the parties hereto.
     26.6 Professional Fees. In the event of the bringing of any action, arbitration or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party will be entitled to have the recovery of and from the other party all costs and expenses of the action, arbitration or suit, actual attorneys’ fees (including the allocated costs of Seller’s in-house counsel), witness fees and any other professional fees resulting there from.
     26.7 Entire Agreement. This Agreement (including all Exhibits attached hereto) constitutes the entire contract between the parties hereto with respect to the subject matter hereof and may not be modified except by an instrument in writing signed by the party to be charged.
     26.8 Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.
     26.9 Construction. This Agreement has been prepared by Seller and its professional advisors and reviewed by Buyer and its professional advisers. Seller and Buyer and their respective advisors believe that this Agreement is the product of all of their efforts, that it expresses their agreement and that it should not be interpreted in favor of or against either Buyer or Seller. The parties further agree that this Agreement will be construed to effectuate the normal and reasonable expectations of a sophisticated Seller and Buyer.

     26.10 Governing Law. The parties hereto expressly agree that this Agreement will be governed by, interpreted under, and construed and enforced in accordance with the laws of the State in which the Property is located.
     26.11 Confidentiality. Unless otherwise agreed to in writing by Seller and Buyer, each party will keep confidential all documents, financial statements, reports or other information provided to, or generated by the other party relating to the Property (excluding such documents, statement” reports or information provided to Seller under Section 9.1(a) and will not disclose any such information to any person other than (i) those employees and agents of Seller or Buyer; (ii) those who are actively and directly participating in the evaluation of the Property and the negotiation and execution of this Agreement or financing of the purchase of the Property and (iii) governmental, administrative, regulatory or judicial authorities in the investigation of the compliance of the Property with applicable legal requirements. However, Buyer expressly covenants and agrees that it will not disclose any code compliance, environmental or other regulatory matters to governmental or other authorities without the express prior written approval by Seller. Upon any termination of this Agreement for any reason, Buyer will promptly return to Seller copies of all documents or other information pertaining to the Property provided to Buyer by Seller, including, without limitation, pursuant to Section 9. The provisions of this Section will survive the termination of this Agreement other than by Closing.
     26.12 Wear and Tear. Buyer specifically acknowledges that Seller will continue to use the Property in the course of its business and accepts the fact that reasonable wear and tear will occur after the date of this Agreement. Buyer specifically agrees that Seller is not responsible for repairing such reasonable wear and tear and that Buyer is prohibited from raising such wear and tear as a reason for not consummating this transaction or for requesting a reduction in the Purchase Price.
     26.13 No Recordation. No memorandum or other document relating to this Agreement will be recorded without the prior written consent of Seller, and any such consent or approval will be conditioned upon Buyer providing Seller with a quitclaim deed fully executed and acknowledged by Buyer, quitclaiming any and all interests that it may have in the Property to Seller, which quitclaim deed Seller may record in the event that this Agreement is terminated or the transaction contemplated herein is not consummated.
     26.14 Financing. Buyer represents and warrants to Seller that Buyer, without the prior written consent of Seller, has not obtained and will not obtain any financing in connection with sale of the Property from BankAmerica Corporation or any subsidiary or affiliate of BankAmerica Corporation, including without limitation Bank of America, N.A.
     26.15 Survival. All obligations of the parties contained herein which by their terms do not arise until after the Close of Escrow and any other provisions of this Agreement which by their terms survives the Close of Escrow, shall survive the Close of Escrow.
     26.16 Not an Offer. Seller’s delivery of unsigned copies of this Agreement is solely for the purpose of review by the party to whom delivered, and neither the delivery nor any prior communications between the parties, whether oral or written, will in any way be construed as an offer by Seller, nor in any way imply that Seller is under any obligation to enter the transaction which is the subject of this Agreement. The signing of this Agreement by Buyer constitutes an offer which will not be deemed accepted by Seller unless and until Seller has signed this Agreement and delivered a duplicate original to Buyer.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

“SELLER”		“BUYER”

QUALITY PROPERTIES ASSET		TNP ACQUISITIONS, LLC,
MANAGEMENT COMPANY,		a Delaware limited liability company
an Illinois corporation

		By:	Thompson National Properties, LLC,
a Delaware limited liability company,
By:	/s/ Colin Bagwell		its sole member
Name: Colin Bagwell
	Title: Assistant Vice President		By:	/s/ Stephen Coree
Name: Stephen Coree
Its: Svp Acquisitions

EXHIBIT A
LEGAL DESCRIPTION OF PROPERTY
[TO BE PROVIDED THROUGH ESCROW]
END OF LEGAL DESCRIPTION

EXHIBIT B
FORM OF GRANT DEED

RECORDING REQUEST BY,
WHEN RECORDED MAIL TO AND:
MAIL TAX STATEMENTS TO:
TNP ACQUISITIONS, LLC,
a Delaware limited liability company
c/o Thompson National Properties
1900 Main Street, 7th Floor
Irvine, CA 92614
Attn: Stephen Corea

(Space above line for Recorder’s use)
GRANT DEED
The undersigned grantor declares:
Documentary Transfer Tax not shown
pursuant to Section 11932 of the
California Revenue and Taxation Code
☑	City of San Jacinto, California
     FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, QUALITY PROPERTIES ASSET MANAGEMENT COMPANY, an Illinois corporation (“Grantor”) does hereby GRANT to TNP ACQUISITIONS, LLC, a Delaware limited liability company (“Grantee”) the real property in the County of Riverside, State of California, described as follows:
SEE EXHIBIT “A” ATTACHED
APNS:
SUBJECT TO:
1. Non-delinquent general and special real property taxes and public and private assessments.
2. All other covenants, conditions, restrictions, easements, reservations, dedications, rights and rights-of-way of record, or discoverable by inspection or survey, including, without limitation, that certain Declaration of Covenants, Conditions and Restrictions and Establishment of Easements recorded on April 4, 2006 as Instrument No. 2006-0238823 in the Official Records of the County Recorder of Riverside County, California (“Declaration”), as amended by an Amendment to CCR’s recorded December 18, 2006 as Instrument No. 2006-0925048, and an Exclusive Uses Amendment recorded on August 16, 2007, as Instrument No. 2007-0529755.
3. This Deed is made and accepted upon all covenants, conditions, restrictions, dedications, reservations, casements and exceptions of record, including without limitation the casements, covenants,

conditions and restrictions set forth in the Declaration all of which are incorporated herein by reference to said Declaration with the same effect as though fully set forth herein.
4. Grantee. in accepting this Deed and the conveyance hereunder, docs hereby agree and confirm, jointly and severally for the benefit of Grantor, that Grantee has agreed with and for the benefit of Grantor as follows in connection with Grantee’s purchase of the above-described property, which provisions survive the closing of the sale and the delivery and recordation of this Deed:
     “A. BUYER IS ADVISED THAT THE PROPERTY IS BEING OFFERED FOR SALE BY SELLER, (WHOSE AFFILIATE, BANK OF AMERICA, NATIONAL ASSOCIATION, WAS ONE OF THE CONSTRUCTION LENDERS FOR THE DEVELOPMENT OF THE PROPERTY,) AND NOT BY THE ORIGINAL DEVELOPER, SAN JACINTO RETAIL CENTER, LLC (“DEVELOPER”). SELLER ACQUIRED THE PROPERTY FROM DEVELOPER BY FORECLOSURE. PRIOR TO THE COMPLETION OF SELLER’S FORECLOSURE, DEVELOPER ACTED AS THE BUILDER OF THE PROPERTY AND CAUSED THE COMPLETION OF ALL IMPROVEMENTS ON THE PROPERTY.
          (i) SELLER IS NOT THE DEVELOPER OF THE LAND, NOR IS IT THE BUILDER OF THE PROPERTY OR ANY PART THEREOF. SELLER HAS NOT DESIGNED, DEVELOPED, CONSTRUCTED, OR THOROUGHLY INSPECTED THE PROPERTY, (WITH THE POSSIBLE EXCEPTION OF CAUSING MINOR COSMETIC AND CLEANUP WORK TO BE PERFORMED ON THE PROPERTY THAT WAS NEEDED TO PREPARE THE PROPERTY FOR SALE OR COMPLY WITH SAFETY REGULATIONS, AND PURCHASING AND PLACING FURNITURE AND REMOVABLE FIXTURES IN COMMON AREAS.) SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER CONCERNING THE CONDITION OF THE PROPERTY OR ANY PART THEREOF, WHICH IS BEING SOLD TO BUYER “AS IS, WHERE IS, WITH ALL FAULTS.”
          (ii) WITHOUT LIMITING ANY OTHER PROVISION OF THIS AGREEMENT, SELLER SPECIFICALLY AND COMPLETELY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES, STATUTORY WARRANTIES, WARRANTIES ARISING BY OPERATION OF LAW, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE. QUALITY OF CONSTRUCTION, THE ABSENCE OF “CONSTRUCTION DEFECTS” (AS DEFINED BELOW) OR OTHERWISE.
          (iii) SELLER FURTHER ADVISES BUYER THAT PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1102, 1103.1(A), 3434 AND OTHER APPLICABLE PROVISIONS OF CALIFORNIA LAW, SELLER IS NOT LIABLE AND SHALL NOT BE HELD LIABLE FOR ANY LOSS OR DAMAGE OCCASIONED BY ANY CONSTRUCTION DEFECT OR OTHER DEFECT IN THE REAL OR PERSONAL PROPERTY SO DESIGNED, MANUFACTURED, CONSTRUCTED, REPAIRED, MODIFIED OR IMPROVED OR FOR ANY LOSS OR DAMAGE RESULTING FROM THE FAILURE OF DEVELOPER OR ANY OTHER PARTY THAT PARTICIPATED IN THE DESIGN OR CONSTRUCTION OF THE PROPERTY TO USE DUE CARE IN THE DESIGN, MANUFACTURE, CONSTRUCTION, REPAIR, MODIFICATION OR IMPROVEMENT OF SUCH REAL OR PERSONAL PROPERTY. “CONSTRUCTION DEFECT” SHALL MEAN ANY LATENT OR PATENT DEFECT OR FLAW IN THE DESIGN, MANUFACTURE, CONSTRUCTION, REPAIR, MODIFICATION OR IMPROVEMENT OF ANY OF THE IMPROVEMENTS LOCATED IN OR ON THE PROPERTY OR THE COMMUNITY, INCLUDING, WITHOUT LIMITATION, ANY DEVIATION IN MATERIALS OR CONSTRUCTION FROM THE PLANS AND SPECIFICATIONS FOR THE IMPROVEMENTS, ANY ERROR IN DESIGN, AND ANY DEFECT OR FLAW IN DESIGN, MATERIALS AND/OR,

CONSTRUCTION THAT RESULTS IN THE INCURSION OF WATER OR VAPOR OR THE COLLAPSE OR OTHER FAILURE OF ANY STRUCTURAL OR OTHER ELEMENT OF THE PROPERTY OR THE COMMUNITY.
BUYER ACKNOWLEDGES THAT THE CALIFORNIA STATUTES COMMONLY REFERRED TO AS “SB 800”, CONTAINED IN CALIFORNIA CIVIL CODE SECTION 895 ET SEQ., ARE NOT APPLICABLE TO THIS TRANSACTION, AND THAT SELLER SHALL HAVE NO LIABILITY OR OBLIGATION THEREUNDER.
     B. RELEASE. (a) BUYER, ON BEHALF OF BUYER AND BUYER’S HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, “BUYER PARTIES”) AND ANYONE CLAIMING BY, THROUGH OR UNDER BUYER HEREBY FULLY AND IRREVOCABLY RELEASES SELLER AND SELLER’S AFFILIATES, PARENT COMPANIES AND SUBSIDIARIES, AND EACH OF THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, REPRESENTATIVES, AGENTS, SERVANTS, ATTORNEYS, SUCCESSORS AND ASSIGNS, AND ALL PERSONS, FIRMS, CORPORATIONS AND ORGANIZATIONS ACTING ON THE BEHALF OF EACH OF THE FOREGOING (COLLECTIVELY, THE “SELLER PARTIES”) FROM ANY AND ALL CLAIMS THAT BUYER, ANY BUYER PARTY OR ANYONE CLAIMING BY, THROUGH OR UNDER BUYER MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST ANY SELLER PARTY ARISING FROM OR RELATED TO ANY CONSTRUCTION DEFECTS, ERRORS, OMISSIONS OR OTHER CONDITIONS, LATENT OR OTHERWISE, WHETHER GEOTECHNICAL, SEISMIC OR OTHERWISE, AFFECTING THE PROPERTY OR ANY PORTION THEREOF OR ANY COMMON AREA ASSOCIATED THEREWITH, INCLUDING, WITHOUT LIMITATION, (1) ENVIRONMENTAL MATTERS WHICH WERE (i) DESCRIBED OR REFERRED TO IN ANY ENVIRONMENTAL REPORT OBTAINED BY BUYER; OR (ii) REASONABLY DISCOVERABLE BY PRUDENT INVESTIGATION DURING THE DUE DILIGENCE PERIOD; OR (iii) OTHERWISE DISCLOSED BY SELLER TO BUYER OR DISCOVERED BY BUYER AT ANY TIME PRIOR TO THE CLOSING; AND (2) THE ITEMS DESCRIBED IN SECTION A ABOVE.
          (b) THIS RELEASE INCLUDES CLAIMS OF WHICH BUYER IS PRESENTLY UNAWARE OR WHICH BUYER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY BUYER, WOULD MATERIALLY AFFECT BUYER’S RELEASE TO SELLER. BUYER SPECIFICALLY ACKNOWLEDGES THAT BUYER HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL REGARDING THIS RELEASE AND HAS BEEN ADVISED BY BUYER’S LEGAL COUNSEL CONCERNING, AND HEREBY WAIVES, THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM OR HER MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR.
BUYER ALSO HEREBY EXPRESSLY WAIVES ANY RIGHT BUYER MAY HAVE UNDER ANY OTHER STATUTE OR COMMON LAW PRINCIPLE OF SIMILAR EFFECT IN CONNECTION WITH THE RELEASE GIVEN IN THIS ARTICLE.
          (c) IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATIONS TO REFLECT THAT ALL OF THE PROPERTY IS

SOLD BY SELLER AND PURCHASED BY BUYER SUBJECT TO THE FOREGOING. IT IS NOT CONTEMPLATED THAT THE PURCHASE PRICE WILL BE INCREASED IF COSTS TO BUYER ASSOCIATED WITH THE PROPERTY PROVE TO BE LESS THAN EXPECTED NOR WILL THE PURCHASE PRICE BE REDUCED IF THE BUYER’S PLAN FOR THE PROPERTY LEADS TO HIGHER COST PROJECTIONS.”
6. Each and all of the obligations, acknowledgments, waivers and releases of Grantee herein set forth shall be covenants running with the above-described property, it being understood that membership in the Association and the obligations thereof, as well as the obligations, acknowledgments, waivers and releases confirmed by Grantee herein, will automatically pass to and be binding upon Grantee’s successors in title in the above-described property, whether such successors acquire title by foreclosure or otherwise, and shall be binding upon the Grantee above named as well as Grantee’ s devisees, executors, administrators, successors and assigns.
Dated:                      ___, 2010

QUALITY PROPERTIES ASSET MANAGEMENT COMPANY, an Illinois corporation
By:
Name:
Title:

Agreed and accepted as of
                      ___, 2010
Grantee:

TNP ACQUISITIONS, LLC, a Delaware limited liability company By Thompson National Properties, LLC, a Delaware limited liability company, its sole member

By:
Name:
Its:

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
)
COUNTY OF	)
On                                            before me                                                                 the undersigned, a Notary Public in and for said State, personally appeared                                                                 who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.

Signature

Name
(typed or printed)	(Seal)

Document No.	Date Recorded
STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION
NOT BE MADE A PART OF THE PERMANENT RECORD
IN THE OFFICE OF THE COUNTY RECORDER
(Pursuant to Section 11932 R&T Code)

To:	Registrar-Recorder
County of Riverside
Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of tax due not be shown on the original document which names:
QUALITY PROPERTIES ASSET MANAGEMENT COMPANY
(as grantor)
and
TNP ACQUISTIONS, LLC
(as grantee)
Property described in the accompanying document is located in ☑ City of San Jacinto
The amount of tax due on the accompanying document is $
☑ Computed on full value of property conveyed, or
☐ Computed on full value less liens and encumbrances remaining at time of sale.

Signature of Declarant or Agent

Firm Name

EXHIBIT C
BILL OF SALE

BILL OF SALE
          For good and valuable consideration, the receipt of which is hereby acknowledged, QUALITY PROPERTIES ASSET MANAGEMENT COMPANY, an Illinois corporation (“Seller”) does hereby sell, transfer, and convey to: TNP ACQUISTIONS, LLC, a Delaware limited liability company (“Buyer”), all personal property of Seller, if any, including, without limitation, the tangible personal property listed on Schedule 2 attached hereto, located on and used in connection with the operation of the improvements on the real property located in the City of San Jacinto, County of Riverside, State of California, as more particularly described onSchedule 1 attached hereto (the “Personal Property”), together with, to the extent the same is assignable, all of Seller’s right, title and interest, if any, in and to all intangible personal property, including, without limitation, all warranties, plans, blueprints, consultants ‘ reports, governmental approvals, and other intangible personal property used in connection with such Real Property (the “Intangible Personal Property”),
          Buyer accepts such Personal Property and Intangible Personal Property in its “AS-IS” condition and “WITH ALL FAULTS”. Seller specifically disclaims all express or implied warranties regarding the existence or condition of, such Personal Property and Intangible Personal Property, including, without limitation, the implied warranties of merchantability and suitability for a particular purpose.
Dated:                     , 2010

QUALITY PROPERTIES ASSET MANAGEMENT COMPANY, an Illinois corporation
By:
Name:
Title:

Bill of Sale Schedule 1
List of Tangible Personal Property
[TO BE PROVIDED]

Bill of Sale Schedule 2
Legal Description of Real Property

EXHIBIT D
SELLER’S FIRPTA AFFIDAVIT

CERTIFICATION OF NON-FOREIGN STATUS
          Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by QUALITY PROPERTIES ASSET MANAGEMENT COMPANY, an Illinois corporation (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:
          1. Transferor is not a foreign corporation, foreign partnership, foreign trust and foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
          2. Transferor’s U.S. employer identification number is                     ; and
          3. Transferor’s office address is 333 S. Hope Street, 11th Floor, Los Angeles, CA 90071.
          Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both.
          Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign the document on behalf of the Transferor.

QUALITY PROPERTIES ASSET MANAGEMENT COMPANY, an Illinois corporation
By:
Name:
Title:

EXHIBIT E
1. Buyer has been provided access to Seller’s Due Diligence “War Room” internet site, http://grubb-ellis.listinglab.com/SanJacintoEsplanade which contains a substantial amount of information about the property, and Buyer has utilized the site and reviewed information contained therein. The items were provided as a courtesy only, without representation or warranty of any kind, including as to their accuracy or authenticity. Buyer has been advised by Seller to make its own independent inquiry into any matters or information covered in these items.
2. Either by access to the referenced site, or separately, Seller has provided the following materials to Buyer in order to disclose matters contained therein, but the items were provided as a courtesy only, without representation or warranty of any kind, including as to their accuracy or authenticity. Buyer has been advised by Seller to make its own independent inquiry into any matters or information covered in these items:
          (a) The Leases and any amendments or modifications thereto and any options to renew or extend the terms thereof.
          (b) To the extent actually known by Seller, without duty of inquiry, a schedule of any pending or incomplete tenant improvements and any unpaid tenant improvement costs and/or leasing commissions relating to the Leases or the Property and any unpaid pecuniary obligation to any Tenant or broker which has vested, accrued or arisen or is owed by Seller.
          (c) A current Rent Roll for the tenants of the Property showing suite number or pad designation, as applicable, and approximate rentable area, commencement date, term and minimum monthly rent.
          (d) Operating statements for February 2010 — present.
          (e) The most recent engineering, structural and environmental reports for the Property which are in Seller’s possession.
          (f) The general ledger for February 2010 — present, including without limitation any accounts payable and receivable.
          (g) Each tenant’s ledger for February 2010 — present.
          (h) Any current management, maintenance or service contracts, and bills for any services rendered thereunder from February 2010 — present.
          (i) Copies of any materials warranties and construction warranties related to the Property which are actually known to Seller and are in Seller’s possession.
          (j) Any rental agreements for personal property, including business equipment, used exclusively in the operation of the Property.

          (k) Any as-built drawings and base building prints (backgrounds) in hard copy and electronic formats which are in Seller’s possession,
          (l) To the extent same exists, and is in Seller’s possession, the most recent ALTA survey of the Property, but Seller has no obligation to update.
          (m) An aged receivables schedule\ Tenant delinquency report for February 2010 — present.
          (n) Seller’s utility bills for February 2010 — present.
          (o) All permits related to the Property in Seller’s possession.